UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 12, 2011

AZZ incorporated
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:	(817) 810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On July 12, 2011, AZZ incorporated (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders approved four proposals.  The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 1, 2011.  The final voting results with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1.                      Election of three directors for terms expiring in 2014.

	For	Withheld	Broker Non-Votes
Martin C. Bowen	10,034,647	254,132	1,553,545
Sam Rosen	10,030,830	257,949	1,553,545
Kevin R. Joyce	9,938,590	350,189	1,553,545

Proposal 2.                      Non-binding Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
9,738,328	521,982	28,469	1,553,545

Proposal 3.                      A non-binding advisory vote on the frequency of holding a non-binding advisory vote on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
8,887,597	19,283	1,357,090	24,809	1,553,545

Proposal 4.	Ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending on February 29, 2012.

For	Against	Abstain	Broker Non-Votes
11,508,878	46,250	287,196	-0-

In light of the votes received with respect to Proposal 3, the Board of Directors of the Company has determined that the Company shall, until the next required vote on the frequency of shareholder votes on the compensation of executives, hold a non-binding advisory vote on executive compensation annually.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated
Date: July 12, 2011	By:	/s/ Dana Perry
Dana Perry Senior Vice President Finance Chief Financial Officer